UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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ARMADA HOFFLER PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2018

Dear Fellow Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Armada Hoffler Properties, Inc., which will be held at The Westin Virginia Beach Town Center, located at 4535 Commerce Street, Virginia Beach, VA 23462, on Wednesday, June 13, 2018, at 10:00 a.m. Eastern Time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.

The Notice of Annual Meeting, this Proxy Statement, the proxy card sample and our 2017 Annual Report to Stockholders/Form 10-K for the year ended December 31, 2017 are available at http://www.proxyvote.com and may also be accessed through our website at www.ArmadaHoffler.com under the “Investors” section. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you on June 13, 2018.

Sincerely,

Louis S. Haddad	Daniel A. Hoffler
President, Chief Executive Officer and Director	Executive Chairman of the Board of Directors

ARMADA HOFFLER PROPERTIES, INC.
222 Central Park Avenue
Suite 2100
Virginia Beach, Virginia 23462

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 13, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Armada Hoffler Properties, Inc. will be held at The Westin Virginia Beach Town Center, located at 4535 Commerce Street, Virginia Beach, VA 23462, on Wednesday, June 13, 2018, at 10:00 a.m. Eastern Time, for the following purposes:

(1) to elect the eight director nominees named in the Proxy Statement to serve as directors for one-year terms until the 2019 annual meeting of stockholders and until their successors are duly elected and qualify;

(2) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

(3) to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors has fixed the close of business on April 16, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy card so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,
Eric L. Smith
Corporate Secretary
Virginia Beach, Virginia
April 26, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2018.

This Notice of Annual Meeting, Proxy Statement, proxy card sample and our 2017 Annual Report to
Stockholders/Form 10-K for the year ended December 31, 2017 are available at www.proxyvote.com

ARMADA HOFFLER PROPERTIES, INC.
222 Central Park Avenue
Suite 2100
Virginia Beach, Virginia 23462

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies in connection with our 2018 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at The Westin Virginia Beach Town Center, located at 4535 Commerce Street, Virginia Beach, VA 23462, on Wednesday, June 13, 2018, at 10:00 a.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Armada Hoffler Properties, Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement). “We,” “our,” “us” and the “Company” refer to Armada Hoffler Properties, Inc.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record on April 16, 2018 (the “Record Date”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 26, 2018, we intend to make this Proxy Statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

The Notice, this Proxy Statement, the proxy card sample and our 2017 Annual Report to Stockholders/Form 10-K for the year ended December 31, 2017 are available at http://www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

•
Proposal 1 (Election of Directors): The election of the eight director nominees named in this Proxy Statement, each for a term expiring at the 2019 annual meeting of stockholders, and until his or her successor is duly elected and qualifies;

•	Proposal 2 (Ratification of Ernst & Young LLP): The ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

•	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponements of the Annual Meeting.

 What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•	Proposal 1 (Election of Directors): “FOR” each of the eight Board nominees named in this Proxy Statement for election as directors;

•	Proposal 2 (Ratification of Ernst & Young LLP): “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on the Record Date (April 16, 2018) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. Our common stock constitutes the only class of securities entitled to vote at the Annual Meeting.

What are the voting rights of stockholders?

Each share of our common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on.

No dissenters’ rights are provided under the Maryland General Corporation Law, our Articles of Amendment and Restatement or our amended and restated bylaws with respect to any of the proposals described in this Proxy Statement.

Who can attend the Annual Meeting?

All holders of our common stock at the close of business on the Record Date (April 16, 2018), or their duly appointed proxies, are authorized to attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. If you attend the Annual Meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. For directions to the Annual Meeting, contact Investor Relations at (757) 366-6684.

Please note that if you are the beneficial owner of shares held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of record. If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.

•
Beneficial owner of shares held in street name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

What will constitute a quorum at the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the Record Date (April 16, 2018) will constitute a quorum, permitting the stockholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were 45,237,043 shares of our common stock outstanding.

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which shares of our common stock are listed. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Proposal 2 (Ratification of Ernst & Young LLP) is the only proposal that is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018, even if the broker or other nominee does not receive voting instructions from you.

Under NYSE rules, Proposal 1 (Election of Directors) is considered a “non-routine” proposal. Consequently, if you do not give your broker or other nominee voting instructions, your broker or other nominee will not be able to vote on this proposal, and broker non-votes may exist with respect to the election of directors.

How many votes are needed for the proposals to pass?

The proposals to be voted on at the Annual Meeting have the following voting requirements:

•
Proposal 1 (Election of Directors): The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
Proposal 2 (Ratification of Ernst & Young LLP): The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. For purposes of the vote on the ratification of Ernst & Young LLP as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Will any other matters be voted on?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by our Board of Directors, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?

If you are a registered stockholder, you may submit your proxy by U.S. mail, Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy card by mail by following the instructions included with your proxy card. The deadline for submitting your proxy card by Internet or telephone is 11:59 p.m. Eastern Time on the day before the Annual Meeting date. The designated proxy will vote according to your instructions. You may also attend the Annual Meeting and vote in person.

If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by Internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee on how to vote your shares.

If you submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record. Beneficial owners who wish to vote in person at the Annual Meeting must request a legal proxy from the organization that holds their shares and bring that legal proxy to the Annual Meeting.

How are proxy card votes counted?

If the notice and access proxy card is validly submitted and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the election of all nominees for our Board of Directors named in this Proxy Statement; “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Annual Meeting by (i) filing with our Corporate Secretary a written notice of revocation or a duly executed proxy card bearing a later date or (ii) attending the Annual Meeting and voting in person.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement, the proxy card and the 2017 Annual Report to Stockholders/Form 10-K for the year ended December 31, 2017, coordination of the Internet and telephone voting process and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;

•	December 31, 2018 (the last day of the fiscal year following the fifth anniversary of our initial public offering);

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•
the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Our Board of Directors is currently comprised of eight directors, all of whom have terms expiring at the Annual Meeting. The eight nominees below, all of whom are currently serving as directors of the Company, have been nominated by our Board of Directors for re-election to serve as directors for one-year terms until the 2019 annual meeting of stockholders and until their successors are duly elected and qualify. Based on its review of the relationships between the director nominees and the Company, our Board of Directors has affirmatively determined that the following directors are “independent” directors under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission (the “SEC”): Messrs. George F. Allen, James A. Carroll, James C. Cherry and John W. Snow and Ms. Eva S. Hardy.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also, as permitted by our amended and restated bylaws, decrease the size of our Board of Directors.

Nominees for Election for a One-Year Term Expiring at the 2019 Annual Meeting

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age(1)	Title	Director Since
George F. Allen	66	Independent Director	2013
James A. Carroll	50	Independent Director	2013
James C. Cherry	67	Independent Director	2013
Louis S. Haddad	60	President, Chief Executive Officer, Director	2013
Eva S. Hardy	73	Independent Director	2015
Daniel A. Hoffler	69	Executive Chairman of the Board of Directors	2013
A. Russell Kirk	70	Vice Chairman of the Board of Directors	2013
John W. Snow	78	Lead Independent Director	2013

(1) Age as of April 26, 2018.

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he or she has served as a director.

George F. Allen. Mr. Allen has served as a director since our initial public offering. Mr. Allen currently serves as the President of George Allen Strategies, a consulting firm founded by Mr. Allen, as well as on the Board of Directors of several non-public technology companies, including Nano Risk Assessment, Inc. and as a strategic advisor to VT Group. He also serves on the Board of Advisors for NXT Energy Solutions, LLC, is an Ambassador for the Association for Passive Optical LAN and is the Co-Chairman for the National Association of Manufacturers Competitiveness Initiative. He is also presently the Reagan Ranch Presidential Scholar for the Young America’s Foundation. Mr. Allen previously served the Commonwealth of Virginia in the House of Delegates, U.S. House of Representatives, as Governor and in the U.S. Senate. Mr. Allen also served as the Chairman of the National Republican Senatorial Committee for the 2004 election cycle. Mr. Allen holds an undergraduate degree and a law degree from the University of Virginia.

Based on his demonstrated leadership abilities and his experience in government representing a state in which we do a significant amount of business, we have determined that Mr. Allen should serve as a director.

James A. Carroll. Mr. Carroll has served as a director since our initial public offering. Mr. Carroll is the President and Chief Executive Officer of Crestline Hotels & Resorts, LLC, a leading hospitality management company that manages 112 hotel properties throughout 29 states and the District of Columbia. Mr. Carroll originally joined Barceló Crestline Corporation in 2004 as Senior Vice President and Treasurer. He was named Chief Financial Officer in 2006 and promoted to President and Chief Executive Officer of Crestline Hotels & Resorts, LLC in 2010. Prior to joining Crestline, Mr. Carroll held several operations and financial management positions at Dell, Inc. Mr. Carroll previously served as a Naval Aviator and Lieutenant in the United States Navy. Mr. Carroll holds an M.B.A. from the Harvard Business School and is a graduate of the U.S. Naval Academy.

Based on his experience in multiple executive roles at a leading company in the real estate industry, his demonstrated leadership abilities and his financial expertise, we have determined Mr. Carroll should serve as a director.

James C. Cherry. Mr. Cherry has served as a director since our initial public offering. He has served as a director of South State Corporation (NASDAQ: SSB), a bank holding corporation based in Columbia, South Carolina, since December 2017. He served as CEO and as a director of Park Sterling Corporation (NASDAQ: PSTB), a bank holding company headquartered in Charlotte, North Carolina, since its formation in August 2010 until November 2017 and its wholly-owned subsidiary, Park Sterling Bank, a regional financial services company, since its initial public offering in August 2010 until November 2017. From 1974 until June 2006, Mr. Cherry served Wachovia Corporation and its principal Wachovia Bank in various leadership positions, including as Chairman and Chief Executive Officer for the Mid-Atlantic Banking Region at Wachovia Corporation, President of Virginia Banking, and Head of Trust and Investment Management. Prior to 1974, Mr. Cherry held various positions with North Carolina based banks including as Regional Executive, Area Executive, City Executive, Corporate Banking and Loan Administration Manager, and Retail Banking Branch Manager for Wachovia. He chaired the Virginia Bankers Association in 2006-2007.

Based on his experience as an executive at a publicly-traded company and his financial and banking expertise, we have determined that Mr. Cherry should serve as a director.

Louis S. Haddad. Mr. Haddad has served as our President and Chief Executive Officer and a director since the formation of the Company. Mr. Haddad has more than 25 years of experience in the commercial real estate industry. Mr. Haddad has served in executive roles within our predecessor entities since 1987, including Chief Executive Officer of our predecessor entities between 1999 and the completion of our initial public offering in 2013, and President of our predecessor between 1996 and 1999. From 1987 to 1996, Mr. Haddad served as President of Armada Hoffler Construction Company. Additionally, Mr. Haddad served as an on-site construction supervisor for Armada Hoffler Construction Company from 1985 until 1987. Prior to joining Armada Hoffler, Mr. Haddad worked at Harkins Builders, which provides construction management services, in Baltimore, Maryland.

Based on his knowledge of our company, its business and properties and his extensive experience in the commercial real estate and construction industries, we have determined that Mr. Haddad should serve as a director.

Eva S. Hardy. Ms. Hardy has served as a director since March 2015. Ms. Hardy retired as executive vice president of Public Policy and Corporate Communications at Dominion Resources in 2008, after 20 years as an executive with the company, where she was responsible for local, state and federal regulations in all states where Dominion did business, as well as media, communications and advertising. In addition to her private sector experience, Ms. Hardy spent 17 years in local and state government. Ms. Hardy currently serves on the VCU Health Systems Authority, the Virginia Community College Foundation and the Virginia Commonwealth Higher Education Board Appointments Committee. Ms. Hardy received a bachelor’s degree in political science from Hood College in Frederick, Maryland and a master’s degree in government and public administration from American University in Washington, D.C.

Based on her extensive experience in the public and private sectors, including as an executive at a publicly traded company, we have determined that Ms. Hardy should serve as a director.

Daniel A. Hoffler. Mr. Hoffler has served as the Executive Chairman of our Board of Directors since our initial public offering. Mr. Hoffler founded our predecessor entities in 1979 and served as chairman of the Board of Directors of our predecessor entities. Before founding our predecessor entities, Mr. Hoffler was employed as vice president of marketing for Eastern International, Inc., a commercial real estate development and construction company specializing in construction of warehouse and office buildings. Prior to that, Mr. Hoffler was employed as a regional manager for Dun and Bradstreet, a credit information provider. From 1992 through 1996, Mr. Hoffler served on the University of Virginia’s Board of Directors of Visitors. In 1987, he was chosen as the Outstanding Citizen of Hampton Roads, Virginia. In 1986, Mr. Hoffler was appointed to a five-year term in the Virginia Governor’s Advisory Board of Directors for Industrial Development for the Commonwealth of Virginia. Mr. Hoffler has also previously served on the boards of the Virginia Racing Commission, the Virginia Department of Game and Inland Fisheries, Virginia Department of Transportation and as Chair of the Hampton Roads Partnership. He is a former director of the Shaw Group. Mr. Hoffler graduated from Campbell College with a degree in business.

Based on his knowledge of our company, its business and properties and his extensive experience in the commercial real estate and construction industries, we have determined that Mr. Hoffler should serve as a director.

A. Russell Kirk. Mr. Kirk has served as the Vice Chairman of our Board of Directors since our initial public offering. Mr. Kirk brings to his role more than 35 years of experience in commercial real estate, tax, mergers and acquisitions and financial law. Mr. Kirk served as Vice Chairman of our predecessor entities, where he was responsible for strategic aspects of their businesses, including acquisition and development proposals, investment decisions, structuring partnerships and joint ventures, reviewing contracts, designing exit strategies as well as securing financial commitments from the company’s lenders. Prior to joining our predecessor entities in 1984, Mr. Kirk was a partner with the law firm of Kaufman & Canoles, where he practiced for ten years, specializing in structuring, marketing and financing real estate investments. Mr. Kirk also served on the Virginia Port Authority for eight years and served as its Chairman for a portion of that time. Mr. Kirk received a degree from the University of Virginia and graduated from Washington and Lee School of Law, where he was elected to the Order of the Coif.

Based on his knowledge of our company, its business and properties and his extensive experience in the commercial real estate and construction industries, we have determined that Mr. Kirk should serve as a director.

John W. Snow. Mr. Snow has served as our lead independent director since our initial public offering. Mr. Snow currently manages JWS Associates, a consulting firm founded by Mr. Snow in 2006. From February 2003 until June 2006, Mr. Snow served as United States Treasury Secretary under President George W. Bush, a position which allowed him to provide a guiding voice on domestic and global economic issues and steer the effort to pass the 2003 Jobs and Growth Tax Relief Act. Mr. Snow held the positions of Chairman and Chief Executive Officer of CSX Corporation (NYSE: CSX), a global transportation company, between 1989 and 2003. Between 1994 and 1996, Mr. Snow served as Chairman of the Business Roundtable, a prestigious business policy group comprised of 250 chief executive officers of the nation’s largest companies. During his time in this position, he made significant contributions to the passage of the North American Free Trade Agreement and various federal deficit reduction measures. Mr. Snow currently serves on the boards of Cerberus Capital Management LP, where he is non-executive chair, Dominion Midstream Partners, LP, a Delaware limited partnership formed by Dominion Resources, Inc. to grow a portfolio of natural gas terminaling, processing, storage, transportation and related assets, and Afiniti, a worldwide company specializing in applied artificial intelligence solutions. Mr. Snow previously served on the boards of Marathon Petroleum Corporation (NYSE: MPC), a Fortune 500 oil refining, marketing and pipeline transport company from 2011 until 2017, International Consolidated Airlines Group, S.A. (NYSE ARCA Eu: IAG), a multinational airline holding company, from 2010 until 2013 and Amerigroup Corporation (NYSE: AGP), a multi-state managed health care company focused on managing publicly funded health care programs, from 2010 until 2012. Mr. Snow holds a B.A. from University of Toledo, a master’s from The Johns Hopkins University, a law degree from the George Washington University and a Ph.D in Economics from the University of Virginia.

Based on his extensive experience with complex economic issues, his service on the boards of multiple public companies and his exemplary record of leadership, we have determined that Mr. Snow should serve as a director.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the election of the eight director nominees. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors, which is composed entirely of independent directors, has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board of Directors has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of the Audit Committee’s selection of our independent registered public accounting firm. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. For purposes of vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Relationship with Independent Registered Public Accounting Firm

Our consolidated financial statements for the years ended December 31, 2017 and 2016 have been audited by Ernst & Young LLP, which served as our independent registered public accounting firm for these years.

The following summarizes the fees billed by Ernst & Young LLP for services performed for the Company for the years ended December 31, 2017 and 2016:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees(1)	$1,076,022	$1,094,153
Tax Fees(2)	265,193	222,655
All Other Fees(3)	1,995	1,995
Total	$1,343,210	$1,318,803

(1)
Audit fees for 2017 and 2016 include fees for the annual audit of the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, reviews of the condensed consolidated financial statements of the Company included in the Company’s Quarterly Reports on Form 10-Q, and the issuance of comfort letters and consents in connection with the Company’s registration statements filed with the SEC.

(2)	Tax fees include fees for tax compliance services and tax planning.

(3)	All other fees include fees for online resources provided by Ernst & Young LLP.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company. Pursuant to the Audit Committee Pre-Approval Policy, which the Audit Committee reviews and reassesses periodically, a list of specific services within certain categories of services, including audit, audit-related and tax services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee approved 100% of the audit-related fees, tax fees and other fees for the year ended December 31, 2017.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board of Directors is not classified, with each of our directors subject to re-election annually;

•	we have a majority voting standard for the election of directors;

•	five of our eight directors are “independent”;

•	two of our directors qualify as an “Audit Committee financial expert” as defined by the SEC;

•	all of our standing committees are comprised solely of independent directors;

•	we have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law;

•	we do not have a stockholder rights plan; and

•	our stockholders have the ability to alter or repeal certain provisions of our amended and restated bylaws, subject to certain exceptions.

Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.
Majority Voting Standard for Uncontested Director Elections; Amendment to Corporate Governance Guidelines
On February 22, 2018, our Board of Directors approved our amended and restated bylaws to, among other things, provide for majority voting in uncontested elections of directors. Under this majority voting standard, the affirmative vote of a majority of the votes cast is required for the election of a director in an uncontested election, which means that the number of votes cast for a director must exceed the number of votes cast against such director. In any contested election, in which the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. Prior to our adoption of the amended and restated bylaws, directors were elected by a plurality of the votes cast, whether or not the election was contested.
In connection with this amendment and restatement of our bylaws, the Board also approved an amendment to our Corporate Governance Guidelines to require incumbent director nominees who fail to receive a majority of the votes cast in an uncontested election of directors to submit an offer to resign from our Board of Directors. The Nominating and Corporate Governance Committee of our Board of Directors must consider any such offer to resign and make a recommendation to our Board of Directors on whether to accept or reject the resignation. Taking into account the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors will determine whether to accept or reject any such resignation within 90 days after the certification of the election results, and we will report such decision in a press release, filing with the SEC or by other public announcement. If an incumbent director’s resignation is accepted by our Board of Directors, then our Board of Directors may fill the resulting vacancy or decrease the size of our Board of Directors in accordance with our amended and restated bylaws. If a director’s resignation is not accepted by our Board of Directors, such director will continue to serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation, retirement or removal. For the purposes of applying this majority voting standard, an election is considered “uncontested” if no stockholder provides notice of its intention to nominate one or more candidates to compete with our Board of Directors’ nominees in the manner required by our amended and restated bylaws, or if any such stockholder has withdrawn all such nominations on or before the close of business ten days prior to the filing our definitive proxy statement with the SEC.
Stockholder Amendments to Bylaws
On February 22, 2018, our Board of Directors approved our amended and restated bylaws to permit stockholders to amend our amended and restated bylaws by the affirmative vote of the holders of a majority of the outstanding shares of our common stock pursuant to a binding proposal submitted to the stockholders for approval at a duly called annual meeting or special meeting of stockholders by a stockholder, or group of no more than six stockholders, owning at least 1% or more of the outstanding shares of our common stock continuously for at least one year. A stockholder proposal submitted under Article XIV of our amended and restated bylaws may not alter or repeal (i) Article XII of the bylaws, which provides for indemnification of our directors and officers, or (ii) Article XIV of the bylaws, which addresses procedures for amendment of the bylaws, in each case, without the approval of our Board of Directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees is comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our company.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
George F. Allen		X	X (chair)
James A. Carroll*	X		X
James C. Cherry*	X (chair)	X	X
Louis S. Haddad
Eva S. Hardy*	X	X
Daniel A. Hoffler
A. Russell Kirk
John W. Snow		X (chair)
* Audit committee financial expert.

Audit Committee

The Audit Committee is comprised of Messrs. Carroll and Cherry and Ms. Hardy. Mr. Cherry, the chairman of the Audit Committee, and Ms. Hardy, a member of the Audit Committee, each qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards, and the Board has determined that each of the directors serving on the Audit Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual Proxy Statement.

During the fiscal year ended December 31, 2017, the Audit Committee met six times, including telephonic meetings.

Compensation Committee

The Compensation Committee is comprised of Messrs. Allen, Cherry and Snow and Ms. Hardy, with Mr. Snow serving as chairman. The Board has determined that each of the directors serving on the Compensation Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We adopted a Compensation Committee charter, which details the principal authority and functions of the Compensation Committee, including:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•	reviewing and approving the compensation of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our Proxy Statement and Annual Report disclosure requirements;

•	to the extent required by applicable SEC rules, producing a report on executive compensation to be included in our annual Proxy Statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the chief executive officer or other officer compensation and to approve such consultant’s fees and other retention terms. The Compensation Committee retained FTI Consulting, Inc. (“FTI”) to advise the Compensation Committee on executive officer and director compensation. As part of its engagement, FTI has advised the Compensation Committee on the overall structure and design of the compensation program for our executive officers and directors and provided benchmarking analyses for such compensation compared to a peer group of similarly sized public REITs, which the Compensation Committee considered as part of its analysis in setting compensation for our executives officers and directors. FTI reports directly to the Compensation Committee, and the Compensation Committee is free to replace FTI or hire additional consultants from time to time. FTI and its affiliates do not provide any other services to us or our affiliates. The Compensation Committee assessed the independence of FTI pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FTI from serving as an independent consultant to the Compensation Committee.

During the fiscal year ended December 31, 2017, the Compensation Committee met three times, including telephonic meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Allen, Carroll and Cherry, with Mr. Allen serving as chairman. The Board has determined that each of the directors serving on the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•	identifying and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the Annual Meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the Board of Directors, including board size and composition, and committee composition and structure;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors;

•
annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	overseeing the Board of Directors’ evaluation of management.

In identifying and recommending nominees for directors, the Nominating and Corporate Governance Committee may consider, among other factors, diversity of relevant experience, expertise and background.

During the fiscal year ended December 31, 2017, the Nominating and Corporate Governance Committee met twice, including telephonic meetings.

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of nominees for election as directors. In assessing candidates for election to the Board, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, including, among others, familiarity with the Company’s industry, broad experience in business, finance or administration, diversity of both background and experience, and experience, areas of expertise and other factors relative to the overall composition of the Board. In addition, the Nominating and Corporate Governance Committee considers whether a potential candidate for director has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service on the Board. The Board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant to the role of the Board and the needs of our business. Accordingly, the Board, through the Nominating and Corporate Governance Committee, will regularly review the changing needs of the business and the skills and experience resident in its members, with the intention that the Board will be periodically “renewed” as certain directors rotate off and new directors are recruited. The Board’s commitment to diversity and renewal will be tempered by the need to balance change with continuity and experience.

Applying the criteria described above, the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends the nominees for election to the Board. Taking the Nominating and Corporate Governance Committee’s recommendation into consideration, the Board then approves the nominees for directorship for stockholders to consider and vote upon at the annual stockholders’ meeting.

Stockholders wishing to recommend individuals for consideration as directors must follow the procedures described in Article II, Section 11 of the Company’s amended and restated bylaws, including (among other requirements) the giving of written notice of the nomination to our Corporate Secretary no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting. The stockholder’s notice must set forth as to each nominee all information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act if the candidate had been nominated by or on behalf of the Board. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. See “Other Matters-Stockholder Proposals and Nominations for the 2019 Annual Meeting.”

Code of Business Conduct and Ethics

Our Board of Directors established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by the Board of Directors or a committee of the Board of Directors, and any such waiver shall be promptly disclosed to stockholders as required by law or NYSE regulations.
Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.ArmadaHoffler.com under the “Investor Relations” tab, and these documents are available in print to any stockholder who sends a written request to such effect to Investor Relations, Armada Hoffler Properties, Inc., 222 Central Park Avenue, Suite 2100, Virginia Beach, VA 23462. Information at or connected to our website is not and should not be considered a part of this Proxy Statement. Any amendments to our corporate governance materials will be uploaded to our website without express notice to our stockholders.

Independence of Directors

NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the Board of Directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company).

The Board currently has eight directors, a majority of whom our Board of Directors affirmatively has determined, after broadly considering all relevant facts and circumstances, to be “independent” under NYSE listing standards and under applicable rules of the SEC. The Board affirmatively has determined that each of the following directors is independent under these standards: Messrs. Allen, Carroll, Cherry and Snow and Ms. Hardy.

Board Leadership Structure

Separate Chairman and Chief Executive Officer Positions

The roles of Executive Chairman and Chief Executive Officer are held by two different individuals, Messrs. Hoffler and Haddad, respectively. The separation of the roles of Chairman and Chief Executive Officer allows Messrs. Hoffler and Haddad to have leadership roles on the executive management team, which our Board of Directors believes is important in light of their respective roles with our predecessor entities, their knowledge of the

Company and their extensive experience in the commercial real estate and construction industries. Our Board of Directors continues to believe that our current leadership structure, including separate positions of Executive Chairman and Chief Executive Officer and the use of a lead independent director, provides an effective leadership model for the Company and the benefit of the distinct abilities and experience of our Executive Chairman, Chief Executive Officer and lead independent director. The Board also believes having an Executive Chairman is useful as it ensures that Board of Directors leadership retains a close working relationship with management.

Lead Independent Director

Our Board of Directors believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman. To strengthen the role of our independent directors and encourage independent Board leadership, the Board of Directors also has established the position of lead independent director, which has been held by Mr. Snow since our initial public offering. The responsibilities of the lead independent director include, among others:

•	serving as liaison between (i) management, including the President and Chief Executive Officer, (ii) our other independent directors and (iii) interested third parties and the Board of Directors;

•	presiding at executive sessions of the independent directors;

•	serving as the focal point of communication to the Board regarding management plans and initiatives;

•	ensuring that the role between Board oversight and management operations is respected;

•	providing the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group; and

•	serving as the communication conduit for third parties who wish to communicate with the Board.

Our lead independent director is selected on an annual basis by a majority of the independent directors then serving on the Board.

Board and Committee Meetings

During the fiscal year ended December 31, 2017, the Board of Directors met five times, including telephonic meetings. Directors are expected to attend, in person or by telephone, all Board of Directors meetings and meetings of committees on which they serve. Board meeting attendance by all directors serving during the fiscal year ended December 31, 2017 was 100%. Additionally, each director attended all of the meetings of the Board's committees on which he or she served in 2017.

Annual Meeting Attendance

Our directors are expected to attend, in person, our annual meeting of stockholders. All of our directors attended the 2017 annual meeting of stockholders.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our non-management directors meet in executive sessions without management participation at least quarterly. In addition, our Corporate Governance Guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent directors. The lead independent director presides at these sessions.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors by sending written correspondence to the “Lead Independent Director” c/o the Corporate Secretary of Armada Hoffler Properties, Inc., 222 Central Park Avenue, Suite 2100, Virginia Beach, VA 23462, who will then directly forward such correspondence to the lead independent director. The lead independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board of Directors.

Director Compensation

For the fiscal year ended December 31, 2017, Mr. Hoffler, our Executive Chairman, received an annual cash retainer of $250,000, payable in bi-weekly installments. In addition, on the date of our 2017 annual meeting of stockholders, Mr. Hoffler received an annual equity award of restricted shares of common stock with a value equal to $50,000, which will vest on the date of the Annual Meeting, subject to Mr. Hoffler’s continued service on the Board on such date. Mr. Hoffler also receives healthcare coverage under our healthcare plan available to all employees of our company.

Mr. Kirk, our Vice Chairman, receives an annual cash retainer of $100,000, payable in bi-weekly installments. In addition, on the date of each annual meeting of stockholders, Mr. Kirk is expected to receive an annual equity award of restricted shares of common stock with a value equal to $40,000, which will vest on the date of the first annual meeting of stockholders after the date of the grant, subject to Mr. Kirk’s continued service on the Board on such date. Mr. Kirk also receives healthcare coverage under our healthcare plan available to all employees of our company.

Mr. Haddad does not receive any additional compensation for his service on the Board.

During the fiscal year ended December 31, 2017, annual retainers for our non-employee directors were based on the following schedule:

Annual Base Board of Directors Retainer	Annual Audit Committee Chair Retainer	Annual Lead Director Retainer
$50,000	$5,000	$10,000

Each non-employee director receives the annual base retainer for his or her services in cash in quarterly installments in conjunction with quarterly meetings of the Board. Each non-employee director may elect to receive up to 100% of his or her annual retainers in fully vested shares of our common stock. In addition to the annual retainers, on the date of each annual meeting of stockholders, each non-employee director is expected to receive an annual equity award of restricted shares with an aggregate value of $25,000, which will vest on the date of the first annual meeting of stockholders after the date of grant, subject to the director’s continued service on the Board on such date. All awards of restricted stock granted to each non-employee director will vest in full upon a change in control (as defined in the Armada Hoffler Properties, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Equity Incentive Plan”)). We also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings, attendance at annual or special meetings of our stockholders and site visits to our properties.

Director Compensation Table

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2017, other than Mr. Haddad, who received no separate compensation for his service as a director. For information related to the compensation of Mr. Haddad, please refer to “Compensation of Executive Officers—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation(2)	Total
Daniel A. Hoffler	$250,000		$50,000	125,708	$425,708
A. Russell Kirk	100,000		40,000	92,511	232,511
George F. Allen	50,000		25,000	1,408	76,408
James A. Carroll	50,000	(3)	25,000	1,408	76,408
James C. Cherry	55,000		25,000	1,408	81,408
Eva S. Hardy	50,000		25,000	1,408	76,408
John W. Snow	60,000	(4)	25,000	1,408	86,408
(1) Represents the aggregate grant date fair value of restricted shares granted on June 14, 2017. Mr. Hoffler received a grant of 3,671 restricted shares, Mr. Kirk received a grant of 2,936 restricted shares, and each of Messrs. Allen, Carroll, Cherry and Snow and Ms. Hardy received a grant of 1,835 restricted shares, all of which were outstanding as of December 31, 2017.
(2) For non-employee directors, represents dividends paid on unvested restricted shares of common stock. The amounts shown in the “All Other Compensation” for Messrs. Hoffler and Kirk reflect the following:

Name	Automobile Allowance or Personal Use of Company Automobile(a)	Tax Return Prep Fees	Administrative Support	Dividends on Restricted Stock	Other(b)	Total
Daniel A. Hoffler	$36,752	$24,475	$53,543	$2,817	$8,121	$125,708
A. Russell Kirk	31,205	24,380	24,666	2,253	10,007	92,511
(a) Represents costs related to automobile allowance or personal use of Company automobile, including automobile insurance, gas and maintenance, tolls, personal property tax and registration fees.
(b) Represents costs related to parking fees, club dues, commuting expenses, physicals, excess life insurance, executive fees and cable or DirectTV television.
(3) Includes $12,500 of annual cash retainers, which the director elected to receive in fully vested shares of common stock under the Equity Incentive Plan in lieu of cash payments, in accordance with the director compensation policy described above.
(4) Includes $60,000 of annual cash retainers, which the director elected to receive in fully vested shares of common stock under the Equity Incentive Plan in lieu of cash payments, in accordance with the director compensation policy described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors are Messrs. Allen, Cherry and Snow and Ms. Hardy, with Mr. Snow serving as chairman, each of whom is an independent director. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee. Accordingly, during the fiscal year ended December 31, 2017, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.
EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers are elected annually by our Board of Directors and serve at the Board’s discretion.

Name	Age(1)	Title
Louis S. Haddad	60	President, Chief Executive Officer
Eric E. Apperson	54	President of Construction
Shelly R. Hampton	50	President of Asset Management
Michael P. O’Hara	58	Chief Financial Officer and Treasurer
Eric L. Smith	45	Chief Operating Officer, Chief Investment Officer and Corporate Secretary
(1) Age as of April 26, 2018

Set forth below are descriptions of the backgrounds of each of our current executive officers (other than Mr. Haddad, whose background and position are described above under “Proposals to be Voted On-Proposal 1: Election of Directors”).

Eric E. Apperson. Mr. Apperson has served as our President of Construction since our initial public offering. Mr. Apperson has over 25 years of experience in real estate management, development and construction. Mr. Apperson previously served as President of Construction of one of our predecessor entities, a position he assumed in 2000. Prior to being named President of Construction, Mr. Apperson served as President of a subsidiary of our predecessor formerly known as Goodman Segar Hogan Hoffler Construction. Beginning in 1987, Mr. Apperson served our predecessor as project manager. Mr. Apperson earned a B.A. from Hampden-Sydney College.

Shelly R. Hampton. Ms. Hampton has served as our President of Asset Management since our initial public offering. Ms. Hampton has over 25 years of experience in accounting, finance, administration, operations and management. Ms. Hampton previously served as President of Asset Management of one of our predecessor entities since 2011 until the completion of our initial public offering. From 2009 to 2011, Ms. Hampton served as Vice President of Asset Management of one of our predecessor entities. From 1999 until 2011, Ms. Hampton served as the Director of Asset Management of one of our predecessor entities. Ms. Hampton previously served as Vice President of Finance at JLM Holdings. Ms. Hampton holds an AAS in Business Management from Metropolitan College and graduated cum laude with a B.S. in Business Administration from Western New England College.

Michael P. O’Hara. Mr. O’Hara has served as our Chief Financial Officer and Treasurer since our initial public offering. Mr. O’Hara has more than 25 years of experience in commercial real estate, accounting, tax, information technology and structured finance. From 2002 until the completion of our initial public offering, Mr. O’Hara served as chief financial officer for our predecessor. Mr. O’Hara joined our predecessor in 1996 as Controller of the construction company and was promoted to Controller of Armada Hoffler Holding Company in 1999. Prior to joining our predecessor, Mr. O’Hara served as Controller of Beacon Construction in Boston, Massachusetts. Mr. O’Hara received a B.S. in accounting from Fairfield University. Mr. O’Hara was previously licensed as a certified public accountant.

Eric L. Smith. Mr. Smith has served as our Chief Operating Officer since February 2018, as our Chief Investment Officer since July 2015 and as our Corporate Secretary since our initial public offering. Mr. Smith previously served as our Vice President of Operations from our initial public offering until he was named Chief Investment Officer in July 2015. Mr. Smith has over 20 years of experience in asset management, strategic planning, finance and development. Mr. Smith previously served as Vice President of Operations for our predecessor. From 2005 until 2011, Mr. Smith served as Asset Manager, Manager of Real Estate Finance and Director of Real Estate Finance of our predecessor. Prior to joining our predecessor, Mr. Smith was an associate within the commercial consulting business of Booz Allen Hamilton, a financial analyst in the international corporate finance group of Federal Express, and owned his own seat as a financial derivative trader on the New York Futures Exchange. Mr. Smith holds a B.S. in finance from the University of Connecticut and an MBA from the Wharton School at the University of Pennsylvania.

COMPENSATION OF EXECUTIVE OFFICERS

The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act.

The compensation of Messrs. Haddad, Smith and Apperson identified in our Summary Compensation Table, whom we refer to as named executive officers (“NEOs”), consists of a combination of base salary, bonuses, other benefits and equity-based compensation.

During the fiscal years ended December 31, 2017, 2016 and 2015, none of our executive officers served pursuant to a written or oral employment agreement.

The following tables contain certain compensation information for each NEO. Our NEOs for 2017 consisted of the following people: Louis S. Haddad, our President, Chief Executive Officer and Director, Eric L. Smith, our Chief Operating Officer, Chief Investment Officer and Corporate Secretary, and Eric E. Apperson, our President of Construction.

Summary Compensation Table

The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)		All Other Compensation(3)	Total
Louis S. Haddad	2017	$633,675	$150,000	$300,000		$61,052	$1,144,727
President, Chief Executive	2016	509,167	150,000	150,000		37,049	846,216
Officer and Director	2015	513,149	150,000	120,000		40,932	824,081

Eric L. Smith(4)	2017	$234,745	$100,000	$246,100	(5)	$44,136	$624,981
Chief Operating Officer,
Chief Investment Officer and
Corporate Secretary
Eric E. Apperson	2017	$330,856	$100,000	$100,000		$46,550	$577,406
President of Construction	2016	321,580	100,000	100,000		43,037	564,617
	2015	324,095	100,000	80,000		24,835	528,930
(1) Represents the cash portion of the annual bonus payable to each NEO for the year in which it was earned, which comprised 50% of the total bonus award for each year.
(2) Represents the stock portion of the annual bonus payable to each NEO, which comprised 50% of the total bonus award, and reflects the aggregate grant date fair value of restricted stock computed in accordance with FASB ASC Topic 718. The stock portion of the bonus award was in the form of restricted common stock and is presented in the year in which the stock grant was made, rather than the year such stock grant was earned.
(3) The amounts shown in the “All Other Compensation” column include automobile allowance or personal use of company automobile (including automobile insurance, gas, maintenance, personal property tax and registration fees), parking fees, club membership dues, concierge services, tax return preparation fees, excess life insurance, dividends on unvested restricted stock and an executive physical exam.
(4) Mr. Smith became an NEO during the fiscal year ended December 31, 2017.
(5) Includes a one-time grant of restricted stock units (“RSUs”) pursuant to the Company’s long-term incentive program of $106,100, which reflects the aggregate grant date fair value of the RSUs computed in accordance with FASB ASC Topic 718 based on the probable outcome as of the grant date as determined through the use of a Monte Carlo simulation for market conditions and assuming the service conditions will be fully met.

The bonus awards for the NEOs for 2017 were made pursuant to our short-term incentive program (the “STIP”), which was adopted in March 2014 to align the interests of our executive management team with the interests of our stockholders. Award determinations under the STIP are based on both pre-defined quantitative factors set by the Compensation Committee each year, as well as qualitative factors, the achievement of which is determined by the Compensation Committee in its sole discretion. With respect to our NEOs, 40% of the quantitative goal is based on the Company achieving certain threshold, target and maximum levels of funds from operations (“FFO”) and the remaining 60% of the quantitative goal is based on the Company achieving certain threshold, target and maximum levels of FFO per common stock equivalent. The following were the performance payout thresholds for our NEOs under the STIP for 2017:

Name	Threshold	Target	Maximum
Louis S. Haddad	$175,500	$270,000	$337,500
Eric L. Smith	78,000	120,000	150,000
Eric E. Apperson	78,000	120,000	150,000

Based on the Compensation Committee’s evaluation of the quantitative and qualitative factors under the STIP, on February 22, 2018, the Compensation Committee approved the following bonus awards to our NEOs under the STIP for 2017: Mr. Haddad-$297,000; Mr. Smith-$132,000; and Mr. Apperson-$141,000. Under the STIP, the bonus awards were paid 50% in cash and 50% in restricted shares of common stock, one-third of which vested on the grant date and two-thirds of which will vest in equal amounts on the first two anniversaries of the grant date. The restricted shares were granted on March 3, 2018. Messrs. Haddad and Apperson also received additional grants of $225,000 and $25,000, respectively, of restricted shares of common stock on March 3, 2018 under our Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End December 31, 2017

The following table presents information about our NEO’s outstanding equity awards as of December 31, 2017.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Long-Term Incentive Program Awards: Unearned Shares or Units of Stock That Have Not Vested(3)	Long-Term Incentive Program Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested(2)
Louis S. Haddad	3/3/2017	14,235	$221,070	-	-
President, Chief Executive	3/3/2016	4,655	$72,292	-	-
Officer and Director

Eric L. Smith(4)	3/3/2017	6,643	$103,166	-	-
Chief Operating Officer,	1/1/2017	-	-	5,000	$77,650
Chief Investment Officer and	3/3/2016	3,103	$48,190	-	-
Corporate Secretary	1/1/2016	-	-	15,000	$232,950

Eric E. Apperson	3/3/2017	4,745	$73,690	-	-
President of Construction	3/3/2016	3,103	$48,190	-	-

(1) Represents restricted shares of common stock granted under our Equity Incentive Plan for 2017 and 2016 bonus awards, one-third of which vested on the grant date, one-third of which vest on the first anniversary of the grant date and one-third of which vest on the second anniversary of the grant date.
(2) Market value reflects the number of restricted shares multiplied by $15.53 per share, which was the closing price of our common stock on the NYSE on December 29, 2017.

(3)
Represents RSUs granted under our long-term incentive program, 50% of which vest on the day immediately preceding the three-year anniversary of the grant date (the “Vesting Period”), 25% of which vest on the first anniversary of the Vesting Period and 25% of which vest on the second anniversary of the Vesting Period, based on the achievement of certain performance criteria over the Vesting Period. The number of RSUs presented in the table for (i) 2016 assumes that maximum performance (150%) has been achieved and (ii) 2017 assumes that threshold performance (50%) has been achieved. The actual number of RSUs that will vest on the dates reflected above ranges from 0% to 150%.

Severance Benefits

We do not have employment or severance agreements with our named executive officers. However, our operating partnership adopted the Executive Severance Benefit Plan (the “Severance Plan”), and our named executive officers, in their capacity as employees of our operating partnership, participate in the Severance Plan.

Participation in the Severance Plan is limited to employees of our operating partnership and its affiliates who are members of a select group of management or highly compensated employees and who are selected to participate in the Severance Plan by our Board of Directors or by a committee thereof. A Severance Plan participant is entitled to receive benefits thereunder only if the participant’s employment is terminated by his or her employer for a reason other than “Cause” or the participant resigns with “Good Reason.” The Severance Plan defines the term “Cause” as (i) a participant’s willful failure or refusal to perform specific written directives that are consistent with the scope and nature of the participant’s duties, (ii) a conviction of, or plea of guilty or nolo contendere to, a felony, (iii) any act of dishonesty which results in a material unjust gain to the participant at the expense of his or her employer, (iv) any act of a participant involving moral turpitude which materially and adversely affects the business of his or her employer or (v) a material breach of the restrictive covenants set forth in the Severance Plan. The Severance Plan defines the term “Good Reason” as (i) a material breach by the Company or an affiliate of the Company of a written agreement between the participant and the Company or an affiliate of the Company, (ii) a material reduction in the nature or scope of the participant’s title, authority, powers, functions, duties or responsibilities, (iii) a material reduction in the participant’s base salary or bonus opportunity (other than a reduction for Cause or a reduction related to a general reduction that affects similarly situated individuals in a comparable manner) or (iv) a requirement that the participant, without his or her consent, change his or her principal office to a location that is more than fifty miles from the participant’s then-current principal office.

The benefits payable to a Severance Plan participant who is terminated without Cause or resigns with Good Reason will be (i) payment of accrued but unpaid salary, bonus and vacation pay, (ii) a pro-rated amount of the participant’s “target” bonus for the year of termination, (iii) a multiple of the sum of the participant’s annual salary and “target” bonus for the year of termination, (iv) a multiple of the annual COBRA premium for the participant’s health plan coverage and (v) a multiple of the annual employer premium for the participant’s life insurance, long-term disability insurance and accidental death and dismemberment insurance. The Severance Plan provides three levels of benefits; Tier I, Tier II and Tier III. If a “target” level of bonus is not established for a participant, then the “target” will be 75%, 50% or 25% of base salary for Tier I, Tier II and Tier III participants, respectively. The Severance Plan provides for three levels of multiples, as described above: three times, two times and one time, for participants who are designated as Tier I, Tier II and Tier III participants, respectively. However, the multiple will be two and one-half for a Tier II participant and one and one-half for a Tier III participant who has a covered termination within ninety days before or within one year after we experience a change in control (which is defined in the Severance Plan in the same terms as in the Equity Incentive Plan). The Severance Plan multiple for our named executive officers is three times in the case of Mr. Haddad and two times in the case of Messrs. Smith and Apperson. The committee that we appoint to administer the Severance Plan or we (in our capacity as the general partner of our operating partnership) determines which employees participate in the Severance Plan and each participant’s multiple.

No benefits will be paid under the Severance Plan unless the participant signs a release, in a form provided by our operating partnership, releasing us and our operating partnership and such other parties as are named in the release from any claims that the participant may have.

As a condition of participation in the Severance Plan, each participant agrees to comply with the following covenants:

•	a covenant against competition and non-solicitation of employees and clients during employment and for one year after employment ends for any reason; and

•	a covenant against disclosure of confidential information.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued under the Equity Incentive Plan as of December 31, 2017.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Plan Category
Equity compensation plans approved by stockholders(1)	71,250	(2)	$—	(3)	1,012,588
Equity compensation plans not approved by stockholders	—				—

Total	71,250		—		1,012,588
(1) The existing Equity Incentive Plan was approved by our stockholders prior to the completion of our initial public offering. On June 14, 2017, the Company’s stockholders approved the Equity Incentive Plan.

(2) Represents up to 71,250 shares of common stock that may be issued upon vesting of outstanding performance units, assuming maximum vesting is achieved.
(3) Does not account for the shares of common stock subject to outstanding performance units.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Carroll and Cherry and Ms. Hardy, with Mr. Cherry serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017 with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for 2017 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
James C. Cherry (Chairman)
James A. Carroll
Eva S. Hardy

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and OP units as of April 16, 2018 (unless otherwise indicated) by (a) each of our directors, (b) each of our named executive officers, (c) all of our directors and executive officers as a group and (d) each person known to us to be the beneficial owner of more than five percent of our common stock. Beginning one year after the date of issuance, an OP unit is redeemable for cash equal to the then-current market value of one share of our common stock or, at our option, for one share of common stock. Unless otherwise indicated, all shares and OP units are owned directly and the indicated person has sole voting and dispositive power with respect to such shares or OP units. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o Armada Hoffler Properties, Inc., 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462.

Name	Number of Shares Beneficially Owned		% of All Shares(1)	Number of OP Units Beneficially Owned		% of All Shares and OP Units(1)(2)
Daniel A. Hoffler	109,347		*	4,846,271	(3)	7.9%
A. Russell Kirk	75,806	(4)	*	1,187,335	(5)	2.0%
John W. Snow	51,476		*	—		*
George F. Allen	14,749		*	—		*
James A. Carroll	16,900		*	—		*
James C. Cherry	15,322		*	—		*
Eva S. Hardy	6,798		*	—		*
Louis S. Haddad	284,363		*	2,034,615		3.7%
Eric L. Smith	30,951		*	53,952		*
Eric E. Apperson	40,148		*	236,112		*

All executive officers and directors as a group (13 people)	645,860		1.4%	8,358,285		14.4%

More than 5% Beneficial Owners

Blackrock, Inc.(6)
55 East 52nd Street New York, NY 10022	6,218,046		13.7%	—		10.0%
The Vanguard Group(7)
100 Vanguard Blvd. Malvern, PA 19355	5,517,999		12.2%	—		8.8%
Vanguard Specialized Funds- Vanguard REIT Index Fund(8)
100 Vanguard Blvd. Malvern, PA 19355	3,029,527		6.7%	—		4.8%
Alliance Bernstein L.P.(9)
1345 Avenue of the Americas New York, NY 10105	2,571,961		5.7%	—		4.1%

* Less than 1%
(1) Based on 45,237,043 shares of our common stock outstanding as of April 16, 2018.
(2) Based on 17,253,719 OP units outstanding as of April 16, 2018 (other than OP units held by us).
(3) Includes 279 OP units held by a limited partnership, which represents Mr. Hoffler’s pecuniary interest in the limited partnership.
(4) Includes 25,516 shares held by Mr. Kirk’s spouse, for which Mr. Kirk disclaims beneficial ownership.
(5) Includes (i) 33,347 OP units held by Mr. Kirk’s spouse, for which Mr. Kirk disclaims beneficial ownership, and (ii) 91 OP units held by a limited partnership, which represents Mr. Kirk’s pecuniary interest in the limited partnership.

(6) Based solely upon the Schedule 13G/A filed with the SEC by the beneficial owner on January 19, 2018 reporting beneficial ownership as of December 31, 2017. Blackrock, Inc. possesses sole voting power over 6,125,453 shares and sole dispositive power over 6,218,046 shares.

(7) Based solely upon the Schedule 13G/A filed with the SEC by the beneficial owner on February 8, 2018 reporting beneficial ownership as of December 30, 2017. The Vanguard Group possesses sole voting power over 83,946 shares, shared voting power over 4,600 shares, sole dispositive power over 5,433,586 shares and shared dispositive power over 84,413 shares.

(8) Based solely upon the Schedule 13G/A filed with the SEC by the beneficial owner on February 2, 2018 reporting beneficial ownership as of December 31, 2017. Vanguard Specialized Funds - Vanguard REIT Index Fund possesses sole voting power over 3,029,527 shares and sole dispositive power over 0 shares.

(9) Based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 13, 2018 reporting beneficial ownership as of December 31, 2017. AllianceBernstein L.P. possesses sole voting power over 2,107,417 shares and sole dispositive power over 2,571,961 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Board of Directors has adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, approved by the Audit Committee and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. The policy applies to transactions or arrangements between the Company and any related person, including directors, director nominees, executive officers, greater than 5% stockholders and the immediate family members of each of these groups (the “Related Persons”). They do not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers and directors, including issues relating to engaging in a competing business and receiving certain benefits from the Company, such as loans or guarantees of obligations, which are reported and handled in accordance with the Company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the Company from time to time.

Under the policy, the Related Person is responsible for identifying and reporting to the Audit Committee any proposed related person transaction. In the event the Chief Executive Officer determines that it is impractical or undesirable to wait until an Audit Committee meeting can be convened in order to review a transaction with a Related Person, the Chairperson of the Audit Committee may act as an authorized subcommittee on behalf of the Audit Committee to review such transaction, so long as the Chairperson is a disinterested member with respect to such transaction. After considering all the facts and circumstances available to the Audit Committee, the Audit Committee will approve, ratify or reject the transaction, in its discretion. All approved transactions with Related Persons will be disclosed to the full Board of Directors.

Related Party Transactions

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our outstanding common stock or any member of their immediate family had or will have a direct or indirect material interest.

27 Atlantic Development Project

We provided development and construction services with respect to the development of a hotel and related retail space, which was initiated prior to our initial public offering, in exchange for fees at market rates from a development group in which certain of our directors and executive officers have ownership interests, including Daniel A. Hoffler, our Executive Chairman (24.70%), A. Russell Kirk, our Vice Chairman (20.61%) and Eric E. Apperson, our President of Construction (1.81%). We have provided a guaranteed maximum price for the project, including both development and construction services.

For the year ended December 31, 2017, we recognized approximately $7.4 million of revenue for development and construction services related to this project and approximately $7.0 million in related expenses, resulting in an operating margin of approximately $0.4 million. The total cost of this project, which was completed in April 2017, was $40.2 million, and the related expenses were $38.6 million.

Tax Protection Agreements

In connection with the formation transactions related to our initial public offering, our operating partnership entered into tax protection agreements that provide benefits to certain prior investors, including Messrs. Hoffler, Haddad, Kirk, Apperson, O’Hara and Smith and Ms. Hampton and their affiliates and certain of our other officers. These tax protection agreements indemnify these individuals from their tax liabilities resulting from the potential future sale of certain of our properties within seven (or, in a limited number of cases, ten) years after the completion of such formation transactions on May 13, 2013.

In addition, the tax protection agreements provide that our operating partnership will offer certain of the original contributors, including Messrs. Hoffler, Haddad, Kirk, Apperson, O’Hara and Smith and Ms. Hampton and their respective affiliates and certain of our other officers, the opportunity to guarantee debt, or, alternatively, to enter into a deficit restoration obligation, for ten years from the closing of our initial public offering in a manner intended to provide an allocation of operating partnership liabilities to the partner for federal income tax purposes. As of April 16, 2018, Shelly R. Hampton and Eric L. Smith have guaranteed $150,000 and $100,000, respectively, of our debt pursuant to the tax protection agreements. This opportunity will also be offered upon certain future repayments, retirements, refinancings or other reductions (other than scheduled amortization) of the currently outstanding liabilities of the entities that held those properties prior to the formation transactions related to our initial public offering during the ten years following the closing of our initial public offering. If we fail to make such opportunities available, we will be required to deliver to each such contributor a cash payment intended to approximate the contributor’s tax liability resulting from our failure to make such opportunities available to that contributor and the tax liabilities incurred as a result of such tax protection payment.

Asset Management Agreements

During 2017, our asset management team served as asset manager for six properties and 10 vacant parcels of land in which certain of our officers and directors own interests. Under these agreements, we receive either a flat fee or a fee based on a percentage of the base rents or revenues of the properties, which are at market rates. For the year ended December 31, 2017, the total aggregate amount of asset management fees that we received with respect to these properties was approximately $259,000.

Severance Plan

Employees of our operating partnership and its affiliates who are members of a select group of management or highly compensated employees are subject to our Severance Plan, which provides severance benefits upon a termination of employment under certain circumstances. See “Compensation of Executive Officers-Severance Benefits.”

Indemnification of Officers and Directors

Our charter and amended and restated bylaws provide for certain indemnification rights for our directors and officers, and we entered enter into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in certain other capacities, to the maximum extent permitted by Maryland law.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during the fiscal year ended December 31, 2017, except that Eric E. Apperson was inadvertently late in filing a Form 4 on May 15, 2017 related to a purchase of common stock on May 4, 2017.

Other Matters to Come Before the 2018 Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board of Directors, or, if no such recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2019 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the 2019 annual meeting of stockholders must be received at our principal executive offices no later than December 27, 2018 and any stockholder proposal received after this date shall be considered untimely.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our amended and restated bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders for the 2019 Annual Meeting must be received no earlier than November 27, 2018 and no later than December 27, 2018.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Armada Hoffler Properties, Inc. at 222 Central Park Avenue, Suite 2100, Virginia Beach, VA 23462, Attention: Corporate Secretary, or contact Investor Relations by telephone at (757) 366-6684. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
* * * *

By Order of the Board of Directors,

Eric L. Smith
Corporate Secretary

Virginia Beach, Virginia
April 26, 2018

ARMADA HOFFLER PROPERTIES

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 George F. Allen 02 James A. Carroll 03 James C. Cherry 04 Louis S. Haddad 05 Eva S. Hardy
06 Daniel A. Hoffler 07 A. Russell Kirk 08 John W. Snow

The Board of Directors recommends you vote FOR proposal 2.

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000379445_1 R1.0.1.17

ARMADA HOFFLER PROPERTIES, INC.
Annual Meeting of Stockholders
June 13, 2018 - 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael P. O'Hara and Eric L. Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, $0.01 par value per share, of ARMADA HOFFLER PROPERTIES, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 13, 2018, at The Westin Virginia Beach Town Center, located at 4535 Commerce Street, Virginia Beach, VA 23462, and any adjournment or postponement thereof.

For Proposal 1 (Election of Directors), you may vote "FOR" all of the nominees to the Board of Directors or you may "WITHHOLD" your vote for all of the nominees or for any nominee(s) that you specify. For Proposal 2 (Ratification of the Appointment of Ernst & Young LLP), you may vote "FOR" or "AGAINST" this proposal or "ABSTAIN" from voting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all of the nominees in Proposal 1 and "FOR" Proposal 2.

0000379445_2 R1.0.1.17

Continued and to be signed on reverse side